Exhibit 31.1

CERTIFICATION

I, D. Kyle Cerminara, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Fundamental Global Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2025

By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara, Chief Executive Officer (Principal Executive Officer)